UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2008 (February 21, 2008)

Verso Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22190	41-1484525
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		No.)

400 Galleria Parkway, Suite 200, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (678) 589-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities.

Private Placement

Prior to 4:00 p.m. on February 21, 2008, Verso Technologies, Inc. (the “Company”) completed the second closing (the “Second Closing”) of a multiple-closing private placement (the “Private Placement”).  In the Second Closing, the Company became obligated to issue 2,114,000 units of its securities (the “Units”), with each Unit consisting of one share of the Company’s common stock, par value $.01 per share (the “Common Stock”), and a warrant to purchase one share of Common Stock (the “Warrant”), for a purchase price of $0.261 per Unit.  The purchase price per Unit equals the closing bid price per share of the Common Stock on February 20, 2008 plus $0.001. The Company did not become obligated to issue any securities in the Second Closing until it had accepted subscription agreements from the purchasers purchasing the Units in such closing, which the Company did immediately prior to the Second Closing.  The Company reported the initial closing of the Private Placement on its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2008.

The Warrants have an exercise price per share of 120% of the purchase price of the Units and are exercisable for a five-year period commencing six months after the date of issuance.  The exercise price of the Warrants (but not the number of shares of Common Stock issuable upon exercise of the Warrants) will be adjusted on a full-ratchet basis for dilutive equity issuances made by the Company, excluding certain exempt issuances; provided, however, that in no event shall the exercise price of any Warrant be adjusted below the purchase price per Unit for the Warrant acquired as part of such Unit.  The Warrants are also subject to proportional adjustment for stock splits, stock dividends, recapitalizations, reclassifications and similar corporate events.  The Warrants may be exercised on a cashless basis.

The Units, including the shares of Common Stock and Warrants included therein, were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Rule 506 of Regulation D (“Regulation D”) promulgated pursuant to Section 4(2) of the Securities Act.  The Company based such reliance upon representations made by each purchaser of the Units to the Company regarding such purchaser’s investment intent, sophistication and status as an “accredited investor,” as defined in Regulation D, among other things.  The Units, including the shares of Common Stock and Warrants included therein, and the shares of Common Stock issuable upon exercise of the Warrants, may not be offered or sold in the United States absent registration pursuant to the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

In connection with the Second Closing, the Company entered into a Registration Rights Agreement with each purchaser of the Units pursuant to which the Company has granted to such purchaser so-called “piggyback” registration rights that will permit the purchaser to register for resale at the Company’s expense the Common Stock issued or issuable in the Private Placement (including the shares of Common Stock issuable upon exercise of the Warrants) in the next registration statement filed by the Company for a registered primary public offering, excluding certain customary offerings.

Issuance to Senior Lenders

On February 25, 2008, the Company issued an aggregate of 2,000,000 shares (the “Shares”) of its Common Stock to its senior lenders (collectively, the “Lenders”), in consideration for the Lenders consenting to the Company’s execution on February 15, 2008 of the First Amendment to the Loan and Security Agreement and Secured Subordinated Promissory Note with Clarent Corporation (“Clarent”), which amends the Loan and Security Agreement and Secured Subordinated Promissory Note entered into between the Company and Clarent on February 12, 2003 (the “Amendment”). The execution of the Amendment was reported on the Company’s Current Report on Form 8-K filed with the SEC on February 22, 2008.

The Shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act and Regulation D. The Company based such reliance upon representations made to the Company by the Lenders regarding their investment intent, sophistication and status as “accredited investors,” as defined in Regulation D, among other things.

In connection with issuing the Shares, the Company entered into a Registration Rights Agreement with the Lenders pursuant to which the Company has agreed to file a registration statement with the SEC to register the resale of the Shares pursuant to the Securities Act no later than April 15, 2008.

Following the issuance of the Shares and the Units, the exercise price of the Series A Warrants to purchase shares of Common Stock issued by the Company on February 4, 2005, was reduced to $ 1.88.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.

By:	/s/ Martin D. Kidder
Martin D. Kidder, Chief Financial Officer

Dated:  February 27, 2008